       This is a re-filing of a Form 8-A12B filing made on September 4, 2001 under CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)

             Delaware                         13-3692801

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    (State of incorporation or     (IRS Employer Identification No.)
          organization)

       390 Greenwich Street                      10013
        New York, New York
--------------------------------------------------------------------------------
 (Address of principal executive              (Zip Code)
             offices)

-----------------------------------      --------------------------------------

If  this  form   relates   to  the       If  this  form   relates  to  the
registration   of   a   class            of registration   of  a   class of
securities   pursuant  to  Section       securities  pursuant  to  Section
12(b) of the  Exchange  Act and is       12(g) of the  Exchange Act and is
effective   pursuant   to  General       effective   pursuant  to  General
Instruction  A. (c),  please check       Instruction A. (d),  please check
the following box. [x]                   the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class               Name of Each Exchange on Which
        TO BE SO REGISTERED               EACH CLASS IS TO BE REGISTERED
        -------------------               ------------------------------

    1,000,000 Corporate-Backed Trust
    Securities (CorTS(R)) Class A

  Certificates, with a principal
       amount of $25,000,000
       (the "Certificates")                    New York Stock Exchange
-----------------------------------      --------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

Item 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
           -------------------------------------------------------

     The description of the Certificates to be registered hereunder is set forth under the captions  entitled:  "Summary";  "Risk  Factors";  "Description of the
Certificates";  "Certain ERISA Considerations";  and "Certain Federal Income Tax
Considerations" in Registrant's Prospectus Supplement dated August 31, 2001, and
"Risk Factors" and  "Description of  Certificates"  in Registrant's  Prospectus,
dated August 31, 2001, which description is incorporated herein by reference.

Item 2.    EXHIBITS.
           --------

     1. Certificate of  Incorporation of Structured  Products Corp. is set forth as Exhibit 3.1 to the  Registration  Statement  on Form S-3 and is  incorporated herein by reference.

     2. By-laws,  as amended,  of  Structured  Products  Corp.  are set forth as
Exhibit  3.2 to the  Registration  Statement  and  are  incorporated  herein  by reference.

     3. Form of Trust Agreement is set forth as Exhibit 4.3 to the  Registration
Statement and is incorporated herein by reference.

     4. Form of the  Prospectus  dated  August 31, 2001 which was filed with the
Securities and exchange  Commission on or about  September 4, 2001,  pursuant to
Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

     5. Form of the Prospectus  Supplement dated August 31, 2001 which was filed with the  Securities  and  Exchange  Commission  on or about  September 4, 2001, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended,  and is incorporated herein by reference.

     6. Form of CorTS(R)Supplement 2001-28, dated as of August 31, 2001, which is set forth as an exhibit on Form 8-A12B filed with the Securities and Exchange
Commission, for Structured Products Corp., on September 4, 2001, and is incorp-
orated herein by reference.

                    Balance of page left intentionally blank

                                       2

                                    SIGNATURE

     Pursuant to the  requirements of Section 12 of the Securities  Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  STRUCTURED PRODUCTS CORP.

Date: August 31, 2001

                               By: /S/ Matthew R. Mayers
                                   ---------------------------
                                   Authorized Signatory

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